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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-25457

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

               PROSPECTUS SUPPLEMENT NO. 3 DATED FEBRUARY 10, 1998
                        TO PROSPECTUS DATED JULY 16, 1997

         The Selling Holders table on pages 5-9 of the Prospectus is hereby amended to update the information regarding the number of Warrants and shares of Common Stock owned by the following Selling Holders:



Selling Holders                                                                    Warrants          Common Stock
---------------                                                                    --------          ------------
Franklin C. McRoberts, Jr..................................................               50                 206
Gloria Bee Helm IRA........................................................               50                 206
Gloria Bee Helm Non-exempt Marital Trust...................................               50                 206
Irene Wamsler-Snow Grantor Trust...........................................               50                 206
Jane H. Perkins Trust U/A 12/15/76.........................................               50                 206
Joanne T. Pao..............................................................               50                 206
Kenneth C. Bates Ira Rollover..............................................               50                 206
Lincoln National Global Asset Allocation Fund, Inc. .......................               50                 206
Paul J. Leach..............................................................               50                 206
Pauline W. Joerger/Albert G. Joerger.......................................               50                 206
Peter A. Massamiso IRA.....................................................               50                 206
Richard and Johanna Harrison Jt. Ten.......................................               50                 206
RWH/HRH TR FBO Pamela Howard Gumprecht.....................................               50                 206
The Stepping Stones Foundation.............................................               50                 206
Sue Ling Gin McGowan.......................................................               50                 206
Susanne Wamsler Redetzki Grantor Trust.....................................               50                 206
Theodore H. Barth Foundation...............................................               50                 206

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

Selling Holders                                                                    Warrants          Common Stock
---------------                                                                    --------          ------------
TR U/A DTD 1/28/81 FBO Bettina Wamsler.....................................               50                 206
TRST 1 U/W HPD F/B/O Kathleen Devries......................................               50                 206
Usenix Assoc. Endowment Fund...............................................               50                 206
AST Putnam Balanced Portfolio..............................................               45                 185
Mark and Paula Gallagher...................................................               40                 165
Putnam Balanced Retirement Fund............................................               40                 165
Putnam Diversified Income Portfolio/Smith Barney/Travelers Series Fund.....               40                 165
Dana Farber Cancer Institute...............................................               35                 144
Arthur Bernstein IRA Rollover..............................................               25                 103
Capital Asset Trust........................................................               25                 103
David M. Stoner and Diane Stoner Jt. ......................................               25                 103
Irving Engel IRA Rollover..................................................               25                 103
J. Bradley Cumings, III....................................................               25                 103
James J. Verrani...........................................................               25                 103
Joan Cumings Francis.......................................................               25                 103
Josephine Baxxer Trust.....................................................               25                 103
Mary V. Colmore............................................................               25                 103
Ogden White IRA Rollover...................................................               25                 103
Sandor Engel IRA Rollover..................................................               25                 103
Sheldon Bernstein IRA Rollover.............................................               25                 103
TST F/B/O Lincoln Paine....................................................               25                 103
TST F/B/O Paine, Victoria and Madeleine....................................               25                 103
William Moss Revocable Living Trust........................................               25                 103
William Moss Rev. Living TR - Custody......................................               25                 103

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

Selling Holders                                                                    Warrants          Common Stock
---------------                                                                    --------          ------------
Thierry Leroy..............................................................               20                  82
12/07/92 McNeil Trust......................................................               20                  82
12/07/92 Gallagher Trust...................................................               20                  82
Putnam Equity Income Fund..................................................               15                  61
BayReef & Co. .............................................................                5                  20

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